Exhibit 99.1

FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.

Contacts:	Wesley R. Card, Chief Operating and Financial Officer Anita Britt, Executive Vice President Finance (215) 785-4000

Jones Apparel Group, Inc. Agrees to Sell Polo
Jeans Company Business to Polo Ralph Lauren and Settles
All Outstanding Litigation Between the Companies

New York, New York - January 23, 2006 - Jones Apparel Group, Inc. (NYSE: JNY; the "Company" and "Jones") today announced that it has entered into a definitive stock purchase agreement to sell its Polo Jeans Company ("Polo Jeans") business to Polo Ralph Lauren Corporation (NYSE:PRL). The Company and Polo Ralph Lauren Corporation have also entered into a settlement and release agreement to settle the pending litigation between the respective parties, including a former Jones executive, upon closing of the stock purchase agreement.

Jones Apparel Group, Inc. will receive an aggregate $355 million in cash at closing, which is expected in early February 2006. Jones will also retain the distribution and product development facilities located in El Paso, Texas, along with certain working capital items, including accounts receivable and accounts payable. Polo Ralph Lauren Corporation will acquire the stock of a Jones wholly-owned subsidiary whose primary assets include the Polo Jeans license, inventory, a New York operating lease for administrative/showroom space and certain other assets.

Peter Boneparth, President and Chief Executive Officer, Jones Apparel Group, Inc., stated, "We are very pleased to resolve these outstanding matters. This agreement will allow Jones Apparel to focus all of its energy and resources on pursuing its strategic plan to enhance shareholder value. The Polo Jeans license imposed certain operating restrictions on Jones Apparel, including, the sale of certain competing product. Additionally, we recognize it also created uncertainty due to Polo Ralph Lauren Corporation's contractual right to acquire the license in 2010 at 80% of fair market value."

Wesley Card, Chief Operating and Financial Officer, added, "Unaudited 2005 net revenues for Polo Jeans Company approximated $300 million. We estimate the business contributed approximately $42 million of pre-tax profit in 2005. As a result of this transaction, we expect to incur various one-time items during 2006 that we plan to identify and report on a quarterly basis. Additional financial details will be provided in mid-February during a conference call to review our fourth quarter and full year 2005 results."

Mr. Boneparth concluded, "This transaction affords us the strategic and financial flexibility to continue executing our multi-brand, multi-channel business model. Jones Apparel will pursue opportunities to expand the product offerings of our various brands, as well as evaluate strategies to redeploy the cash proceeds of this transaction including acquisitions and share repurchase, or a combination of the two."

Closing of the transaction is subject to certain customary conditions, including the expiration or early termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

Bear, Stearns & Co. Inc. provided financial advisory services to the Company. Cravath, Swaine & Moore LLP provided legal counsel to the Company.

The Company will host a conference call with management to discuss this transaction at 8:30 a.m. eastern time on Monday, January 23, 2006, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through January 28 and is accessible by dialing 877-344-7529. Enter account number 385419.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. We also market directly to consumers through our chain of specialty retail and value-based stores, and operate the Barneys New York chain of luxury stores. Our nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets apparel under the Polo Jeans Company brand licensed from Polo Ralph Lauren Corporation, costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Licensing, Inc. and the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. We primarily contract for the manufacture of our products through a worldwide network of quality manufacturers. We have capitalized on our nationally known brand names by entering into various licenses for several of our trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which we do not manufacture. For more than 30 years, we have built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involves risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence or generally reduced shopping activity caused by public safety concerns;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to identify acquisition candidates and acquire such businesses on reasonable financial and other terms, in an increasingly competitive environment for such acquisitions;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor and advertising;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with the new environment in which quota has been eliminated on apparel products while political pressure is building for the re-imposition of quotas in certain categories; and
  The Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and the information concerning trends and risk factors included in Management's Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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